Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Akouos, Inc. of our report dated March 24, 2020, except for the effects of the reverse stock split discussed in Note 14 to the consolidated financial statements, as to which the date is June 22, 2020, relating to the financial statements of Akouos, Inc., which appears in Akouos, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-238977).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 30, 2020